Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 9, 2011 (the “Effective Date”) by and among the parties hereto for the purpose of amending that certain Credit Agreement dated as of September 18, 2009 (the “Credit Agreement”), by and among BRONCO DRILLING COMPANY, INC. (the “Borrower”), certain subsidiaries of the Borrower party thereto (the “Guarantors”), and BANCO INBURSA S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA, as Lender and as Issuing Bank (the “Lender”).
RECITALS
WHEREAS, the Borrower has requested, and the Lender has agreed, to amend the Credit Agreement as described below.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.
Section 2. Amendment of Credit Agreement.
(a) The definition of the term “Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Commitment” means, as to the Lender, its obligation to (a) make Advances to the Borrower pursuant to Section 2.01, and (b) purchase participation in Letter of Credit Obligations pursuant to Section 2.14(b), in an aggregate principal amount at any one time outstanding not to exceed $45,000,000.00, as such amount may be adjusted from time to time in accordance with this Agreement, it being specified that any accrued interest, cost or fee payable under this Agreement shall not be computed towards such amount.
(b) Schedule 1.01(b) of the Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A attached hereto.
Section 3. Representations and Warranties. The Borrower and each Guarantor hereby jointly and severally represent and warrant that, as of the date of this Amendment:
(a) The execution, delivery and performance of the Credit Agreement, as amended by this Amendment, are within the power and authority of the Borrower and each Guarantor and have been duly authorized by appropriate proceedings.
(b) The execution, delivery, and performance by the Borrower and each Guarantor of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary organizational action, (ii) do not and will not (A) contravene the terms of any Loan Party’s organizational documents, (B) violate any Legal Requirement, or (C) conflict with or result in any material breach or contravention of, or the creation of any Lien under any material indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or its property is subject.

(c) This Amendment constitutes the legal, valid and binding obligation of the Loan Parties, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by an applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors’ rights generally or general principals of equity.
(d) The representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document are true and correct on and as of the date first written above, as though made on, and as of such date (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain true and correct as of such earlier date).
Section 4. Effect on Credit Documents.
(a) Except as amended herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Lender’s rights under the Loan Documents, as amended.
(b) This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a Default or Event of Default under other Loan Documents.
Section 5. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.
Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the first day and year written above.

BORROWER: BRONCO DRILLING COMPANY, INC.
By:	/s/ MATTHEW S. PORTER
Matthew S. Porter
Chief Financial Officer, Secretary and Treasurer

GUARANTORS: BRONCO EXPLORATION AND PRODUCTION LLC
By:	/s/ DAVID C. TREADWELL
David C. Treadwell
Manager

BRONCO MENA INVESTMENTS LLC
BRONCO MENA SERVICES LLC
BRONCO MENA MANAGEMENT LLC
EAGLE WELL SERVICE, INC.
HAYS TRUCKING, INC.
MID-STATES OILFIELD MACHINE, LLC
SADDLEBACK DRILLING, LLC
SADLEBACK PROPERTIES, LLC

By:	/s/ MATTHEW S. PORTER
Matthew S. Porter
Chief Financial Officer

LENDER AND ISSUING BANK: BANCO INBURSA S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA,
By:	/s/ GUILLERMO R. CABALLERO PADILLA
	Name:	Guillermo R. Caballero Padilla
Signature Page to First Amendment to Credit Agreement

Exhibit A
Schedule 1.01(b)

Rig #	Make / Model	HP
8	National 80 UE SCR	1,000
10	Gardner Denver 800E (SCR)	1,000
11	Gardner Denver 800E (SCR)	1,000
12	Gardner Denver 1100E (SCR)	1,500
14	Mid Continent U-712 EA (SCR)	1,200
15	Mid Continent U-712 EA (SCR)	1,200
16	Oilwell 840E (SCR)	1,600
17	Skytop Brewster NE95 (SCR)	1,600
20	Mid Continent U914EA (SCR)	1,400
21	National 1320 UE (SCR)	2,000
22	Continental EMSCO D-3 (SCR)	1,000
23	Continental EMSCO D-3 (SCR)	1,000
25	Mid-Continent U914 EA (SCR)	1,400
26	IDECO 1200E (SCR)	1,400
27	Mid-Continent U914 EA (SCR)	1,200
28	IDECO 1200 E (SCR)	1,200
29	Mid-Continent U914 EA (SCR)	1,400
37	Citation A-800E (SCR)	1,000
56	BDW 800MI	1,000
57	Continental EMSCO D3	1,000
59	IDECO E900 (SCR)	1,000
62	Skytop Brewster N46	1,000
77	IDECO 711	1,000
97	Mid-Continent U15	600